Exhibit 99.1

Pacific Blue Energy Corp. Looks to Global Accounting Firm for Tax Advice

PHOENIX, June 3 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News), a publicly traded developer of renewable energy projects, has started the process of identifying and hiring a top four accounting firm to provide the company with tax, consulting and financial advisory services. The lead firm that the company has identified brings world-class experience to companies in the renewable energy sector. The name of that company will be announced as soon as the final decision has been made.

"We are putting power behind Pacific Blue with what many industry trade publications call a powerhouse advisory firm," says Joel Franklin, CEO of PBEC. "As we continue to build our foundation of becoming a leading provider of renewable energy in the Southwest and beyond, PBEC needs an accounting firm that understands the needs of an emerging, renewable energy company like ours."

PBEC is looking to its accounting firm for advice and counseling on how tax incentives and credits might impact pending and potential new energy projects. Also, that accounting firm should help the company pair it with key connections to clients and contacts that will support the company's growth plans.

"We are excited about this development because it represents yet another step in our evolution and the maturation of this company into a full-fledged and top-rated energy provider," Franklin said. "As this process continues, we will provide further updates on this unique and important relationship - one that we think will propel Pacific Blue to the next level."

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

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